                                                                    EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of July, 2005, by and between MKS INSTRUMENTS, INC., a Massachusetts corporation (the "Company"), and JOHN R. BERTUCCI of Lexington, MA ("Bertucci").

                                    RECITALS

      WHEREAS, the Company is a leading worldwide provider of instruments, components, subsystems and process control solutions that measure, control, power and monitor critical parameters of semiconductor and other advanced manufacturing processes;

      WHEREAS, Bertucci is currently the Chief Executive Officer and the Chairman of the Board of Directors of the Company;

      WHEREAS, as of the date of this Agreement, Bertucci desires to resign as Chief Executive Officer of the Company, but desires to remain the Chairman of the Board of Directors of the Company and continue to serve as an employee of the Company, subject to the terms of this Agreement;

      WHEREAS, the Company desires to continue to employ Bertucci and to continue to obtain the benefit of Bertucci's service as the Executive Chairman of the Board of Directors, pursuant to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:

                                    PART ONE
                          NATURE AND TERM OF EMPLOYMENT

      1.01 Transition and Employment. Bertucci and the Company hereby agree that Bertucci's resignation as the Chief Executive Officer shall be effective as of July 1, 2005. Subject to the terms of this Agreement, the Company hereby agrees to continue to employ Bertucci as Executive Chairman, and Bertucci hereby accepts such employment, with such duties and responsibilities as are described herein.

      1.02 Term. Unless earlier terminated or unless extended pursuant to the provisions hereof, the term of Bertucci's employment shall begin on July 1, 2005, and shall continue until such time as it is terminated in accordance with the terms of Part Four of this Agreement.

      1.03 Duties and Authority. The duties and authority of the Executive Chairman shall be as reasonably determined by the Board of Directors of the Company (the "Board") from time to time, and shall include the role of Chairman of the Board of Directors and be consistent with his position as Executive Chairman. Bertucci will devote substantially all of his business time to the Company. Subject to the terms of this Agreement and the Company's Code of Business Conduct and Ethics, Bertucci may participate in other business, civic, charitable, industry activities which do not materially interfere with the performance of his duties, may serve on boards of directors of up to three (3) non-competing for-profit businesses, and may serve on additional boards of directors with the prior consent of the Board.

      1.04 Place of Performance. Bertucci shall maintain an executive office at the Company's Wilmington, Massachusetts executive offices or other such location as may be mutually agreed to by the Board and Bertucci. Nothing in this section shall be construed to prohibit Bertucci from periodically performing his services for the Company at a location other than Wilmington, Massachusetts.

      1.05 Nomination as Director; Appointment as Chairman. In the event that Bertucci resigns from his employment with the Company pursuant to Section 4.03 hereof other than for "good reason" (as defined in such section), then, upon Bertucci's request, the Board of Directors shall, subject to applicable law, the Company's then effective by-laws and articles of organization, and the fiduciary duties of the Board of Directors, (a) nominate Bertucci for election as a Class III director and (b) consider Bertucci for appointment as Chairman, in each case until such time as he is no longer eligible for such nomination as director pursuant to the Company's then effective Criteria for Nomination as a Director.

                                    PART TWO
                            COMPENSATION AND BENEFITS

      2.01 Base Annual Salary. For the services rendered by Bertucci while employed by the Company, the Company shall pay Bertucci at an initial annual base salary rate of $450,000 (as the same may be increased from time to time, the "Base Annual Salary"). At least annually, Bertucci's Base Annual Salary shall be reviewed and shall be subject to increase by the Board in its discretion at the time executive officer compensation is reviewed. The Base Annual Salary shall be payable to Bertucci in substantially equal installments in accordance with the Company's regular payroll practices.

      2.02 Bonus. Bertucci shall be entitled to participate in the Company's Management Incentive Program and receive an annual cash bonus in return for performance of his duties under this Agreement. The targeted bonus under this program shall be determined at a rate of 60% of Base Annual Salary (the "Bonus"). Except as otherwise set forth herein, payment of the Bonus to Bertucci will occur when bonuses are normally paid by the Company.

      2.03 General Employee Benefits. Bertucci shall be entitled to continue participation in the Company's current and future executive level benefits plans, programs, policies, practices and perquisites (not including the payment of retirement benefits or participation in executive stock option programs) while employed by the Company hereunder, including without limitation health insurance for Bertucci and Bertucci's immediate family, to the extent maintained by the Company for salaried employees generally, provided that Bertucci (or, as applicable, Bertucci's immediate family member) is eligible for participation under the terms of such plans, programs and arrangements. Bertucci shall also be entitled to receive expense reimbursement in accordance with the Company's expense reimbursement policy.

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                                   PART THREE
                       NONCOMPETITION AND CONFIDENTIALITY

      3.01 Noncompetition. In addition to his obligations under the Company's Code of Business Conduct and Ethics, in consideration of Bertucci's employment hereunder, Bertucci hereby agrees that during the term of his employment hereunder and for a period of one (1) year thereafter, or, in the event that such termination was initiated by Bertucci other than for "good reason", for a period of two (2) years thereafter, he will not, singly, jointly, or as a member, employee, or agent of any partnership or as an officer, agent, employee, director or stockholder, or inventor of any other corporation or entity, or in any other capacity, directly or indirectly:

            (i) manage, operate, participate in, perform services for or otherwise carry on, assist or be connected with a Competing Business doing business anywhere within the respective territories in which the Company's business is then carried on;

            (ii) maintain an ownership interest of more than one percent (1%) in any Competing Business doing business anywhere within the respective territories in which the Company's business is then carried on

            (iii) solicit or contact (or assist in any solicitation or contact
                  of) any customer of the Company with a view toward inducing the purchase of a Competing Product or otherwise diverting business from the Company;

            (iv) induce or attempt to persuade any customer or supplier of the Company to terminate or materially change such relationship;

For purposes of this Agreement:

      "Competing Products" means products, processes or services of any person or organization other than the Company, in existence or under development, which are substantially the same as or which perform the same function or otherwise compete with any products, processes, or services developed, manufactured or sold by the Company during the time of Bertucci's employment with the Company or about which Bertucci acquires Confidential Information (defined below) through his relationship with the Company, including, but not limited to, the manufacture, sale, distribution or performance of services with respect to instruments, components, subsystems and process control solutions that measure, control, power and monitor critical parameters of semiconductor and other advanced manufacturing processes.

      "Competing Business" means any person or organization engaged in, or planning to become engaged in, research, development, production, distribution, marketing, providing or selling of a Competing Product.

      3.02 Non-solicitation of Employees. In consideration of Bertucci's employment hereunder, Bertucci hereby agrees that during the term of his employment hereunder and for a period of two (2) years thereafter, he will not, singly, jointly, or as a member, employee, or agent of any partnership or as an officer, agent, employee, director or stockholder, or inventor of any

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other corporation or entity, or in any other capacity, directly or indirectly induce or attempt to persuade any employee or agent of the Company to terminate such employment or agency relationship or violate the terms of any agreement with the Company.

      3.03 Confidentiality. Bertucci acknowledges that preservation of a continuing business relationship between the Company and its subsidiaries and its respective customers, representatives and employees is of critical importance to the continued business success of the Company, that it is the policy of the Company and its subsidiaries to guard as confidential the Confidential Information defined below, and that Bertucci will acquire Confidential Information and personal relationships with customers and prospective customers, which relationships may constitute the Company's primary relationships with such customers and prospective customers. In view of the foregoing, Bertucci agrees that, except as required for the performance of his duties under this Agreement, he will not during the term of his employment hereunder and thereafter, without the prior written consent of the Company, use for the benefit of himself or any third party or disclose to any third party any Confidential Information. Bertucci further agrees that if his employment by the Company is terminated for any reason, he will not take with him but will leave with the Company all records and papers and all matter of whatever nature which contain Confidential Information. For purposes of this Agreement, "Confidential Information" means any information, including any plan, drawing, specification, pattern, procedure, design, device, list or compilation, which relates to the present or planned business of the Company which has not been disclosed publicly by authorized representatives of the Company. Confidential Information may include, for example, inventions, marketing and sales plans or programs; customer and supplier information and lists; financial data; purchasing and pricing information; product engineering information; technological know-how; designs, plans or specifications regarding products and materials; manufacturing processes and techniques; regulatory approval strategies; computer programs, data, formulae and compositions; service techniques and protocols; and new product strategies, plans and designs. Confidential Information also includes all information received by Company under a confidentiality obligation to a third party.

      3.04 Company's Right to Developed Intellectual Property. All Confidential Information, inventions, trade secrets or other intellectual property developed or conceived by Bertucci during Bertucci's employment the Company, whether before or after the date of this Agreement (collectively the "Intellectual Property"), shall be the sole and exclusive property of the Company without further compensation. Additionally, any Intellectual Property based upon the Company's Confidential Information and developed or conceived (whether solely or jointly) by Bertucci at any time either during or after the term of Bertucci's work with the Company shall be the property of the Company. Bertucci agrees to promptly notify and formally disclose to the Company all such Intellectual Property. Bertucci shall take such steps as are deemed necessary by the Company to maintain complete and current records thereof. Bertucci shall assign to the Company or its designees, Bertucci's entire right, title and interest in any Intellectual Property. Bertucci shall, at the Company's request and expense, make applications for domestic or foreign patents, execute all documents necessary thereto, and assist in securing, defending or enforcing any such title and right thereto. Bertucci hereby confirms that he is not subject to any agreements, covenants or restrictions that would prevent the Company from asserting full ownership rights to Intellectual Property developed or conceived by Bertucci as contemplated hereunder, or that would require the disclosure, assignment or licensing of any such Intellectual

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Property to any third party. Bertucci further agrees not to assert any right or claim that would interfere with the Company's ownership or use of such Intellectual Property.

NOTICE TO BERTUCCI: THE COMPANY ACKNOWLEDGES AND HEREBY NOTIFIES BERTUCCI THAT NO PROVISION IN THIS AGREEMENT IS INTENDED TO REQUIRE ASSIGNMENT OF ANY OF BERTUCCI'S RIGHTS IN ANY INVENTION IF NO EQUIPMENT, SUPPLIES, FACILITIES OR CONFIDENTIAL INFORMATION OF THE COMPANY WAS USED, AND THE INVENTION WAS DEVELOPED ENTIRELY ON BERTUCCI'S OWN TIME, UNLESS THE INVENTION RELATES TO THE BUSINESS OF THE COMPANY OR TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH AND DEVELOPMENT, OR THE INVENTION RESULTS FROM ANY WORK PERFORMED BY BERTUCCI FOR THE COMPANY. BERTUCCI UNDERSTANDS AND AGREES THAT BERTUCCI SHALL BEAR THE BURDEN OF PROVING THAT AN INVENTION QUALIFIES WITH THE FOREGOING LIMITED EXCEPTIONS.

                                    PART FOUR
                                   TERMINATION

      4.01 Death or Disability. Upon the death or Disability of Bertucci his employment hereunder shall automatically terminate. For the purposes of this Agreement, the term "Disability" shall have the meaning set forth in Section 216(i)(1) of the Social Security Act, as amended from time to time.

      4.02 Termination by Company. Company may terminate Bertucci's employment without "cause" by giving Bertucci ninety (90) days advance written notice. Company may terminate his employment for "cause" immediately upon written notice to Bertucci. For the purposes of this Agreement, "cause" shall be deemed to exist if Bertucci: (i) is convicted of, or pleads guilty or no contest to, a felony; (ii) engages in conduct that constitutes fraud, or gross misconduct that results in material harm to the Company; (iii) materially breaches the terms of this Agreement, which breach is not cured within thirty (30) days after written notice to Bertucci; (iv) engages in intentional and willful misconduct that subjects the Company to criminal or civil liability.

      4.03 Termination by Bertucci. Bertucci may terminate his employment (including for purposes of retirement on or after age 65) under this Agreement by giving the Company ninety (90) days advance written notice. Subject to the conditions set forth below, Bertucci may terminate his employment hereunder for "good reason" following 30 days written notice to the Company. For purposes of this Agreement, "good reason" shall mean (i) a material diminution in Bertucci's positions, title, duties or responsibilities from those described in this Agreement, (ii) a reduction in Bertucci's Base Salary (other than a reduction which is part of a general salary reduction program affecting senior executives of the Company), (iii) a material reduction in the aggregate value of the benefits provided to Bertucci (other than a reduction which is proportionate to the reductions applicable to other senior executives pursuant to a cost-saving plan that includes all senior executives), (iv) a material breach of any provision of this Agreement by the Company, (vi) the Company's requiring Bertucci to be based at a location that creates for Bertucci a one way commute in excess of 30 miles from his current primary residence, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations of Bertucci under this Agreement. Notwithstanding the foregoing, a termination shall not be treated as a termination for "good

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reason" (i) if Bertucci shall have consented in writing to the occurrence of the event giving rise to the claim of termination for "good reason" or (ii) unless Bertucci shall have delivered a written notice to the Company within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for "good reason" and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

      4.04 Payments on Termination.

            (a) General. Upon any termination of his employment hereunder in accordance with this Part Four, Bertucci shall receive: (i) Base Annual Salary through the termination date; (ii) the balance of any earned but as yet unpaid annual cash bonus or other incentive award for a prior year; (iii) accrued but unused vacation; (iv) vested benefits under Company benefit plans; and (v) benefit continuation/conversion rights as provided under Company benefit plans and/or as required by law. In the event that the Company terminates Bertucci's employment for "cause," he shall receive only the foregoing general payments.

            (b) Death or Disability. In the event that termination of his employment results from Bertucci's death or Disability, in addition to the foregoing general payments described in 4.04(a) above, Bertucci shall receive an amount equal to 12 months Base Annual Salary at the rate in effect immediately prior to termination, plus a pro rata Target Bonus (determined by pro rating the Target Bonus for the year in which termination occurs through the date of death or the date of Disability). Such amounts shall be paid to Bertucci or, as applicable, Bertucci's estate or legal representative, within 30 days of the date of death or declaration of Disability. In addition, Bertucci and Bertucci's spouse receive Retiree Medical Benefits (as defined in 4.04(g) below) for the remainder of their respective lives in accordance with the terms set forth in 4.04(g) below.

            (c) Termination by Company Without Cause or Resignation by Bertucci For Good Reason. In the event that termination of employment is by the Company without "cause" or by Bertucci for "good reason," then, upon Bertucci's execution of a mutually agreeable mutual release of all actual or potential claims, in addition to the foregoing general payments described in 4.04(a) above, Bertucci shall receive (i) 36 months Base Annual Salary, at the rate in effect immediately prior to termination, payable in substantially equal monthly installments, (ii) the Target Bonus for 36 months following termination at the rate in effect immediately prior to termination, payable when executive bonuses are normally paid; (iii) Retiree Medical Benefits for Bertucci and his spouse for the remainder of their respective lives in accordance with the terms set forth in Section 4.04(g) below, and (iv) continued payment of, and participation in, Bertucci's other, non-medical benefits under the terms in effect immediately prior to termination for the remainder of Bertucci's life.

            (d) Termination by Bertucci. In the event that Bertucci elects to terminate his employment hereunder without "good reason" or retire as an employee of the Company, in addition to the foregoing general payments described in 4.04(a) above, Bertucci shall receive, in return for agreeing to be available for consultation with the Company for up to 10 hours per month during the first year following the date of Bertucci's termination or retirement, (i) 18 months Base Annual Salary at the rate in effect immediately prior to termination, payable in substantially equal monthly installments; Retiree Medical Benefits for Bertucci and his wife for the remainder of their respective lives in accordance with the terms set forth in Section 4.04(g) below; and (iii) continued payment of, and participation in, Bertucci's other non-medical benefits under the terms in effect immediately prior to termination, for the remainder of Bertucci's life.

            (e) Termination due to a Change in Control. Notwithstanding anything to the contrary in this Section 4.04, in the event Bertucci's employment is terminated without "cause" or by Bertucci for "good reason", upon or as a result of a Change in Control (as hereinafter defined) or at any time within 2 years following such a Change in Control, in addition to the foregoing general payments described in 4.04(a) above, but in lieu of the payments provided for in 4.04(c) above, Bertucci shall receive (i) 36 months Base Annual Salary, at the rate in effect immediately prior to termination; (ii) the Target Bonus for 36 months following termination at the rate in effect prior to termination (which foregoing Base Annual Salary and Target Bonus amounts shall be payable to Bertucci in a lump sum amount within 30 days of the date of termination, and shall be grossed up to account for applicable federal and state income taxes payable by Bertucci with respect to such amounts (iii) Retiree Medical Benefits for Bertucci and his wife for the remainder of their respective lives in accordance with the terms set forth in Section 4.04(g) below; and (iv) continued payment of, and participation in, Bertucci's other, non-medical benefits under the terms in effect immediately prior to termination for the remainder of Bertucci's life.

For purposes of this Agreement, "Change in Control" means the first to occur of any of the following events:

      (i) Any "person" (as that term is defined in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's capital stock entitled to vote in the election of directors;

      (ii) The shareholders of the Company approve any consolidation or merger of the Corporation, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation of merger;

      (iii) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

      (iv) The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Corporation to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which the Company is a member.

            (f) Gross-up Payment.

      (i) All payments and benefits provided to Bertucci by Company are intended to be reasonable compensation for services by Bertucci, and the Company intends that Bertucci receives the full economic benefit of such payments and benefits. In the event that it is determined that any payment or benefit provided by Company to or for the benefit of Bertucci, either under this Agreement or otherwise, whether paid before or after the date of this Agreement, and regardless of under what plan or arrangement it was made, will be subject to the excise tax imposed by section 4999 of the Code or any successor provision ("section 4999"), Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Bertucci. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Bertucci whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

      (ii) Determination under this 4.04(f) will be made by the Company's tax accountant unless Bertucci has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Bertucci after consultation with Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon Company and Bertucci except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by Company.

      (iii) If the Internal Revenue Service asserts a claim that, if successful, would require Company to make a gross-up payment or an additional gross-up payment, Company and Bertucci will cooperate fully in resolving the controversy with the Internal Revenue Service. Company will make or advance such gross-up payments as are necessary to prevent Bertucci from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine after resolution of the controversy whether any advances must be returned by Bertucci to Company. Company will bear all expenses of the controversy and will gross Bertucci up for any additional taxes that may be imposed upon Bertucci as a result of its payment of such expenses.

      (iv) The Company's obligations under this 4.04(f) shall survive the termination of Bertucci's employment and any termination of this Agreement.

            (g) Retiree Medical Benefits.

      (i) Eligibility. The Employee's eligibility to receive the retiree medical benefits set forth in this 4.04(g) (the "Retiree Medical Benefits") is contingent upon (a) the Employee's compliance with all of the material terms and conditions contained in this Employment Agreement, (b) the Employee's execution, upon termination of employment (except in the case of death), of a separation agreement that releases the Corporation from any liabilities that may have arisen from employment or termination of employment with the Corporation, and
(c) the occurrence of any of the following:

                        (A) the Employee retires from the Corporation when Employee is at least 65 years old, provided that, if Employee is under 68 at the time of such retirement, the terms of the benefits shall be subject to subsection 4.04(g)(iii) hereof; or

                        (B) the Employee is terminated by the Corporation without "cause" or, terminates his employment for "good reason"; provided that if the Employee is eligible at any time to receive comparable medical benefits from any subsequent employer, then the Employee shall not be eligible to receive the Retiree Medical Benefits during the time that he is eligible to receive such benefits from a subsequent employer, but will be eligible to receive the Retiree Medical Benefits thereafter; or

                        (C) prior to retirement, the Disability or death of the Employee.

                  If the Employee meets the eligibility criteria described above, he shall be considered an "Eligible Employee" hereunder. Spouses of Eligible Employees ("Eligible Spouses") shall also receive Medical Retirement Benefits. The Employee shall not be eligible for Medical Retirement Benefits if Employee is terminated by the Corporation for "cause".

      (ii) Benefit Period and Types of Coverage. Eligible Employees and Eligible Spouses will each receive Retiree Medical Benefits for their respective lifetimes. During the 18 months immediately following termination of employment from the Corporation, Retiree Medical Benefits will be provided to Eligible Employee and Eligible Spouse through the Corporation's COBRA medical plan. Thereafter, the Corporation shall purchase fully insured non-group medical plans for the Eligible Employee and Eligible Spouse. The insurance plans purchased for the Eligible Employee and Eligible Spouses who are less than 65 years old shall be a high benefit plan comparable to the Corporation's group medical plan selected by the Employee immediately prior to termination of employment. The insurance plans purchased for Eligible Employees and Eligible Spouses who are 65 or more years old shall be Blue Cross/ Blue Shield's Medex Gold or other comparable high benefit medical plan.

      (iii) Cost. The Eligible Employee (or surviving Eligible Spouse) will be required to contribute a fixed annual amount of $1,500 for each year that he (or surviving Eligible Spouse) remains eligible for Retiree Medical Benefits. In addition to such $1,500, if the Employee became an Eligible Employee pursuant to
Section 4.04(g)(i)(A) above, then in addition to the $1,500, the Employee (or surviving Eligible Spouse) shall be required to pay a portion of the expenses of the Retiree Medical Benefit as follows, based upon the age of the Eligible
Employee:

      Age at                            Percentage of Retiree Medical Benefit Costs
Date of Retirement               to be Paid by Employee (or surviving spouse) at such age
------------------               --------------------------------------------------------
         65                                             30%

         66                                             20%

         67                                             10%

         68 or more                                      0%

                                    PART FIVE
                                  MISCELLANEOUS

      5.01 Assignment. Bertucci and Company acknowledge and agree that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights and duties of the parties hereunder cannot be transferred, sold, assigned, pledged or hypothecated.

      5.02 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to Bertucci's employment by the Company shall be of no further force or effect from and after the date hereof.

      5.03 Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court or arbitrator of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court or arbitrator of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

      5.04 Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person or three (3) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the party at its or his last known address. The address of any party may be changed by written notice to the other party duly served in accordance herewith.

      5.05 Amendment or Waiver. No amendment, modification or waiver of any term, condition, right or remedy hereunder shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. The waiver by the Company or Bertucci of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

      5.06 Indemnification. For such purposes, the Company shall maintain a commercially reasonable amount of directors and officers liability insurance coverage which shall be effective during Bertucci's employment and thereafter.

      5.07 Governing Law. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the internal laws of the Commonwealth of Massachusetts, without application of conflicts of law principles.

      5.08 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof shall be settled by binding arbitration in accordance with the American Arbitration Association National Rules for Resolution of Employment Disputes then in effect in the Commonwealth of Massachusetts, and judgment upon any arbitration award may be entered into in any court having jurisdiction thereof. The arbitration shall be held in Wilmington, Massachusetts. The Company shall bear the cost of any such arbitration.

      5.09 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, legatees, personal representatives, successors, and permitted assigns.

      5.10 Headings / Counterparts. The headings of the parts and sections of this Agreement are inserted for convenience of reference only and shall not be deemed a part of, or affect the construction or interpretation of, any provision hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, effective as of the date first herein above written.

EXECUTIVE:

/s/ John R. Bertucci
---------------------------------------
John R. Bertucci

COMPANY:

MKS INSTRUMENTS, INC.

By: /s/ Leo Berlinghieri
    -----------------------------------
Print Name: Leo Berlinghieri
Title: President

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